Exhibit 10.1

VOTING AGREEMENT

Each of the undersigned directors of 1st Independence Financial Group, Inc. (“1st Independence”) hereby agrees in his individual capacity as a shareholder to vote his shares of 1st Independence Common Stock that are registered in his personal name (and agrees to use his reasonable efforts to cause all additional shares of 1st Independence Common Stock owned jointly by him with any other person or by his spouse) in favor of the Agreement and Plan of Merger by and among 1st Independence, 1st Independence Bank, Inc. (“1st Bank”) and MainSource Financial Group, Inc. (“MainSource”), dated February 26, 2008 (the “Agreement”).  In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of 1st Independence with the purpose of avoiding his agreements set forth in the preceding sentence and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement.  Each of the undersigned is entering into this Voting Agreement solely in his capacity as an individual shareholder and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to require any of the undersigned, in his capacity as a director of 1st Independence or 1st Bank, to act or fail to act in accordance with his fiduciary duties in such director capacity. Furthermore, none of the undersigned makes any agreement or understanding herein in his or her capacity as a director of 1st Independence or 1st Bank.

Dated this 26th day of February, 2008.

Matthew C. Chalfant	Ronald L. Receveur

Jack L. Coleman, Jr.	W. Dudley Shryock

Thomas Les Letton	H. Lowell Wainwright, Jr.

Stephen R. Manecke	N. William White

Charles L. Moore II